EXHIBIT 23



                               CONSENT OF INDEPENDENT AUDITORS



	We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Coca-Cola & Schweppes Employees Share Ownership Plan of Coca-Cola Enterprises Inc. of our report dated
January 19, 1998, with respect to the consolidated financial statements and schedule of Coca-Cola Enterprises Inc. included and/or incorporated by reference in Coca-Cola Enterprises Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                            /s/     ERNST & YOUNG LLP





Atlanta, Georgia
September 8, 1998
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